Calculation of Filing Fee Tables
S-8
Mirum Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2019 Equity Incentive Plan, Common Stock, $0.0001 per share	Other	2,416,904	$ 51.47	$ 124,398,048.88	0.0001531	$ 19,045.34
2	Equity	2019 Employee Stock Incentive Plan Common Stock, $0.0001 per share	Other	483,380	$ 43.75	$ 21,147,875.00	0.0001531	$ 3,237.74
Total Offering Amounts:						$ 145,545,923.88		$ 22,283.08
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 22,283.08
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement on Form S-8 (this Registration Statement) shall also cover any additional shares of common stock (Common Stock) of Mirum Pharmaceuticals, Inc. (the Registrant) that become issuable under the Registrants 2019 Equity Incentive Plan (the 2019 Plan) by reason of any stock dividend, stock split, recapitalization or other similar transaction. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on February 24, 2025, which date is within five business days prior to the filing of this Registration Statement. The number of shares being registered represents shares of Common Stock that were automatically added to the shares available for issuance under the 2019 Plan on January 1, 2025 pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2019 Plan will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to the lesser of (i) 5% of the total number of shares of the Registrants capital stock outstanding on December 31st of the preceding calendar year and (ii) a number of shares of Common Stock designated by action of the Registrants board of directors prior to the applicable January 1st.

[2]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Registrants 2019 Employee Stock Purchase Plan (the 2019 ESPP) by reason of any stock dividend, stock split, recapitalization or other similar transaction. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on February 24, 2025, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%. The number of shares being registered represents shares of Common Stock that were automatically added to the shares available for issuance under the 2019 ESPP on January 1, 2025 pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2019 ESPP will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to the lesser of (i) 1% of the total number of shares of the Registrants capital stock outstanding on December 31st of the preceding calendar year, (ii) 1,500,000 shares of Common Stock and (iii) a number of shares of Common Stock designated by action of the Registrants board of directors prior to the applicable January 1st.